Exhibit 99.10

Chaparral Energy Executes Restructuring Support Agreement for Comprehensive Balance Sheet Restructuring, Launches Solicitation for Prepackaged Plan of Reorganization and Voluntarily Files for Chapter 11

Oklahoma City, August 17, 2020 — Chaparral Energy, Inc. (the “Company” or “Chaparral”) announced today that the Company has entered into a Restructuring Support Agreement (“the Agreement”) with certain of its funded debtholders to pursue a prepackaged plan of reorganization (“Prepackaged Plan”) pursuant to which Chaparral will restructure its balance sheet by equitizing all $300 million of its existing unsecured bond obligations and substantially bolster its liquidity position through $175 million in lending obligations under a reserves-based exit facility and a fully backstopped $35 million new money convertible note rights offering.

The Company has commenced soliciting votes to approve the Prepackaged Plan. Holders of approximately 78% of the loans under Chaparral’s first lien revolving credit facility (the “Credit Agreement”) and holders of approximately 78% of its 8.75% Senior Notes due 2023 (the “Senior Notes”) have agreed to vote in favor of the Prepackaged Plan under the terms of the Agreement.

On August 16th the Company voluntarily filed petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”) in accordance with the Agreement. Chaparral expects the pre-packaged Chapter 11 reorganization to be completed relatively quickly due to the broad support of its creditors.

“While we have taken carefully measured and decisive action to address the challenges of 2020, the overall impact to the energy industry, including Chaparral, has been severe. Therefore, after thorough analysis of our strategic options, we determined that a voluntary Chapter 11 filing with broad creditor support provides the best course for Chaparral and its stakeholders,” said Chief Executive Officer Chuck Duginski. “A swift restructuring will right-size our balance sheet, improve our cost structure and best position Chaparral for the future. Importantly, we intend to maintain normal operations and meet all of our trade commitments timely and under their existing terms. This restructuring will allow us to continue to efficiently operate without interruption and focus on delivering strong results. I would like to thank our employees, contractors, suppliers and customers for their unwavering commitment to Chaparral.”

As of August 14th Chaparral had cash on hand of approximately $32 million, which, combined with its normal operating cash flow, is expected to be sufficient to allow the Company to maintain normal operations and meet its other financial commitments throughout the Chapter 11 restructuring period. To meet these objectives, Chaparral has filed a series of motions with the Court that will, upon approval, allow the Company to continue to pay employee wages and benefits without interruption, make royalty and working interest payments when due, and pay suppliers and vendors in full under existing terms for goods and services, among other things.

Additionally, as previously disclosed, the Company terminated all outstanding derivative contracts in connection with the forbearance by its lenders of the event of default caused by failure to timely pay interest on the Senior Notes in July. Proceeds from the early termination along with amounts owed to the Company from previously settled positions totaled $28.2 million. The Company used $24 million of the proceeds to pay down the borrowings under its Credit Agreement, thereby reducing the outstanding balance to $188.5 million, and retained the remainder of the proceeds.

Through the Chapter 11 process, Chaparral expects to significantly delever its balance sheet and strategically position the Company for long-term success. As contemplated by the Agreement, upon the Company’s emergence from Chapter 11, the Credit Agreement borrowings will be partially repaid using a portion of cash on hand and the proceeds from a $35 million second lien convertible note offering to be issued by Chaparral upon emergence from bankruptcy (the “Convertible Notes”), which is fully backstopped by certain holders of Chaparral’s Senior Notes. The remaining borrowings under the Credit Agreement will constitute outstanding amounts under a $300 million exit revolving credit facility (the “Exit Facility”), which will include (1) a reserves based facility with a minimum $20 million of availability, with an initial borrowing base of the lesser of (i) $175 million or (ii) the Company’s proved developed producing reserves on a PV-15 basis, plus hedges, on 6-month roll-forward basis, minus the aggregate amount of the second out term loan tranche, and (2) second-out term loans in an amount to determined.

At emergence, each holder of Senior Notes will receive its pro rata share of 100% of new common equity issued by the reorganized Company, subject to dilution by a management incentive plan, exercise of certain warrants, a 10% put option premium paid in the form of new common equity in connection with the Convertible Notes offering and any equity issued under the Convertible Notes upon conversion. As of emergence, the Convertible Notes will be convertible into 50% of the equity of the reorganized Company.

At emergence, Chaparral’s existing equity, which has no value according to the independent valuation analysis prepared by the Company’s investment banker, will be cancelled without any distribution to holders of existing equity on account of such interests. The Agreement provides for a limited distribution to existing equityholders who do not object to the Prepackaged Plan or opt out of certain releases provided in the Prepackaged Plan. The Company’s existing equityholders are not eligible to vote on the Prepackaged Plan but are encouraged to refer to the Agreement and the Disclosure Statement for additional information, which is included with the Form 8-K filed with the Securities and Exchange Commission today.

As noted above, the Agreement anticipates that the restructuring would be implemented through the Prepackaged Plan, which remains subject to Bankruptcy Court approval and the satisfaction of conditions laid out in the Prepackaged Plan.

Additional information is available on the Company’s website at http://www.chaparralenergy.com/restructuring. In addition, court filings and other documents related to the reorganization proceedings are available on a separate website administered by the Company’s claims agent Kurtzman Carson Consultants LLC (“KCC”) at http://www.kccllc.net/chaparral2020. KCC has also set up a hotline to answer employee, vendor, investor, working interest and royalty owner questions at 1-866-523-9241 (toll free) or 1-781-575-2044 (toll) as well as an email address at Chaparral2020Info@kccllc.com.

Advisors to Chaparral

Davis, Polk & Wardwell LLP is acting as legal counsel, Rothschild & Co and Intrepid Partners, LLC are acting as investment banker and Opportune LLP is acting as financial advisor to Chaparral in connection with the Chapter 11 cases. Sidley Austin LLP is acting as legal counsel to the Board of Directors of Chaparral in connection with the Chapter 11 cases.

About Chaparral

Chaparral Energy, Inc. is an independent oil and natural gas exploration and production company headquartered in Oklahoma City. Founded in 1988, Chaparral is focused in the oil window of the Anadarko Basin in the heart of Oklahoma. For more information, visit chaparralenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for oil and gas; from legislation and regulations relating to environmental initiatives; from operational, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from potential demands for additional collateral for self-bonding; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. With respect to the Prepackaged Plan, these uncertainties arise from the Company’s ability to obtain timely approval by the Bankruptcy Court regarding the motions filed in the Chapter 11 case; the amount of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 case; the effects of the Chapter 11 case on our liquidity, results of operations, business prospects, employees, suppliers and customers; risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; potential delays in the Chapter 11 process due to the effects of COVID-19; the failure to satisfy the Agreement’s conditions in a timely manner, which could result in termination of the Agreement, adversely affecting the Company’s ability to consummate the restructuring on beneficial terms. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

Cautionary Note Regarding the Chapter 11 cases

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 cases. The Company expects that holders of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 cases.

Investor Contact

Patrick Graham

Senior Director – Corporate Finance

405-426-6700

investor.relations@chaparralenergy.com